Exhibit 99.1


     Annaly Capital Management, Inc. Reports 4th Quarter Core EPS of $0.23;
         Continuation of Portfolio Improvements in a Stabilizing Market



    NEW YORK--(BUSINESS WIRE)--Feb. 6, 2007--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended December 31, 2006 of $51.7 million or $0.23 per average share available to common shareholders, as compared to Core Earnings of $12.0 million or $0.06 per average share available to common shareholders for the quarter ended December 31, 2005 and Core Earnings of $34.9 million or $0.16 per average share available to common shareholders for the quarter ended September 30, 2006. The Company reported Core Earnings for the year ended December 31, 2006 of $141.8 million or $0.73 per average share available to common shareholders, as compared to Core Earnings of $127.1 million or $0.92 per average share available to common shareholders for the year ended December 31, 2005. "Core Earnings" represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities. On a GAAP basis, the net income for the quarter ended December 31, 2006 was $53.3 million or $0.23 basic net income per average share available to common shareholders, as compared to a net loss of $136.7 million or $1.14 basic net loss per average share available to common shareholders for the quarter ended December 31, 2005 and net income of $42.9 million or $0.21 basic net income per average share available to common shareholders for the quarter ended September 30, 2006. On a GAAP basis, the net income for the year ended December 31, 2006 was $93.8 million or $0.44 basic net income per average share available to common shareholders, as compared to a net loss of $9.2 million or $0.19 basic net loss per average share available to common shareholders for the year ended December 31, 2005.

    During the year ended December 31, 2006, the Company sold $3.2 billion of Mortgage-Backed Securities, resulting in a realized loss of $3.9 million. In addition, the Company had a $10.7 million realized gain on the termination of interest rate swaps with a notional value of $1.2 billion. During the year ended December 31, 2005, the Company sold $3.0 billion of Mortgage-Backed Securities, resulting in a realized loss of $53.2 million.

    Common dividends declared for the quarter ended December 31, 2006 were $0.19 per share, as compared to $0.10 per share for the quarter ended December 31, 2005 and $0.14 per share for the quarter ended September 30, 2006. The annualized dividend yield on common stock for the quarter ended December 31, 2006, based on the December 31, 2006 closing price of $13.91, was 5.46%. On a Core Earnings basis, the Company provided an annualized return on average equity of 7.89% for the quarter ended December 31, 2006, as compared to 3.04% for the quarter ended December 31, 2005 and 6.29% for the quarter ended September 30, 2006. On a GAAP basis, the Company provided an annualized return on average equity of 8.13% for the quarter ended December 31, 2006, as compared to (35.71%) for the quarter ended December 31, 2005, and 7.72% for the quarter ended September 30, 2006. On a GAAP basis, the Company provided an annualized return on average equity of 4.68% for the year ended December 31, 2006, as compared to (0.57%) for the year ended December 31, 2005.

    During the year ended December 31, 2006, the Company completed an offering of cumulative convertible preferred stock totaling approximately $111.5 million in net proceeds, before offering expenses. The Company also completed two secondary offerings of common stock. The net proceeds from these offerings were approximately $914.0 million, before offering expenses.

    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "The transparency of the Annaly business model is such that our fourth quarter results are a fair reflection of the market facts: During the quarter short- and long-term rates were relatively range-bound, thus keeping our cost of funds steady and stabilizing our asset values. We also benefited from the accretion related to capital deployed after our capital-raises. While the Federal Reserve has remained on hold since June 29, 2006, recent economic data have not been sufficient to drive a policy move in one direction or another. However, we believe that signs of continuing weakness in housing and housing-related industries, deterioration in credit performance among mortgage borrowers, and the easing of inflationary pressures will be important signposts for the Fed. That said, we continue to position our portfolio of assets to perform in a range of interest rate outcomes, including a continuation of the current environment."

    For the quarter ended December 31, 2006, the annualized yield on average earning assets was 5.64% and the annualized cost of funds on the average repurchase balance was 5.15%, which equates to an interest rate spread of 0.49%. This is a 40 basis point increase over the 0.09% annualized interest rate spread for the quarter ended December 31, 2005 and a 17 basis point increase over the 0.32% annualized interest rate spread for the quarter ended September 30, 2006. For the quarter ended December 31, 2005, the annualized yield on average earning assets was 4.10% and the annualized cost of funds on the average repurchase balance was 4.01%. For the quarter ended September 30, 2006, the annualized yield on average earning assets was 5.44% and the annualized cost of funds on the average repurchase balance was 5.12%. At December 31, 2006, the weighted average yield on assets was 5.63% and the cost of funds was 5.14%, which equates to an interest rate spread of 0.49%. Leverage at December 31, 2006 was 10.4:1, in comparison to 9.0:1 at December 31, 2005 and 9.6:1 at September 30, 2006.

    Fixed rate securities comprised 72% of the Company's portfolio at December 31, 2006. The balance of the portfolio was comprised of 20% adjustable rate mortgages and 8% LIBOR floating rate collateralized mortgage obligations. At December 31, 2006, the Company had entered into interest rate swaps with a notional amount of $9.3 billion. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company's cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment. The Company has continued to avoid the introduction of credit risk into its portfolio. As of December 31, 2006, substantially all of the assets in the Company's portfolio were FNMA, GNMA and FHLMC mortgage-backed securities and agency debentures, which carry an actual or implied "AAA" rating.

    "Although we continue to operate in range-bound markets, we have taken every opportunity to improve our portfolio," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "Due to the rebalancing of the portfolio which continued early in the year, the capital raises in April and August and the subsequent deployment of proceeds, our weighted average dollar price is lower, our portfolio yields are higher, our yield exposure to faster prepayment rates is lower and our floating rate exposure is increased. Giving effect to the swaps, at December 31, 2006, our portfolio of short duration assets was effectively comprised of 41% fixed-rate, 20% adjustable-rate and 39% floating-rate exposure, which is consistent with the portfolio composition in our barbell strategy."

    The following table summarizes portfolio information for the
Company:



                               December 31, December 31, September 30,
                                   2006         2005         2006
Leverage at period-end              10.4:1        9.0:1         9.6:1
Fixed-rate investment
 securities as % of portfolio           72%          39%           71%
Adjustable-rate investment
 securities as % of portfolio           20%          55%           20%
Floating-rate investment
 securities as % of portfolio            8%           6%            9%
Notional amount of interest
 rate swaps as % of investment
 securities                             31%           3%           32%
Annualized yield on average
 earning assets during the
 quarter                              5.64%        4.10%         5.44%
Annualized cost of funds on
 avg. repurchase balance
 during the quarter                   5.15%        4.01%         5.12%
Weighted average yield on
 assets at period-end                 5.63%        4.68%         5.58%
Weighted average cost of funds
 at period-end                        5.14%        4.16%         5.12%


    The Constant Prepayment Rate was 15% during the fourth quarter of 2006, as compared to 28% during the fourth quarter of 2005, and 16% during the third quarter of 2006. The weighted average cost basis was
100.5 at December 31, 2006. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended December 31, 2006, December 31, 2005 and September 30, 2006 was $15.0 million, $31.8 million, and $14.9 million, respectively. The total net premium remaining unamortized at December 31, 2006, December 31, 2005 and September 30, 2006 was $140.7 million, $220.6 million, and $139.7 million, respectively.

    General and administrative expenses as a percentage of average assets were 0.16%, 0.14%, and 0.18% for the quarters ended December 31, 2006, December 31, 2005, and September 30, 2006, respectively. At December 31, 2006, December 31, 2005, and September 30, 2006 the Company had a common stock book value per share of $11.52, $10.73 and $11.26, respectively.

    At December 31, 2006, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.6 billion in net assets and $15.1 billion in gross assets, as compared to $2.3 billion in net assets and $18.7 billion in gross assets at December 31, 2005 and $2.6 billion in net assets and $14.6 billion in gross assets at September 30, 2006. For the quarter ended December 31, 2006, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.4 million, as compared to $6.9 million for the quarter ended December 31, 2005 and $4.3 million for the quarter ended September 30, 2006. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.

    "Our asset management business has stabilized," said Mr. Farrell. "We continue to focus our energies on opportunities for our asset management subsidiary in order to grow assets under management and fee income."

    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 205,345,591 shares of common stock outstanding.

    The Company will hold the fourth quarter 2006 earnings conference call on February 7, 2007 at 10:00 a.m. EST. The number to call is 1-800-573-4842 for domestic calls and 617-224-4327 for international calls and the pass code is 57827669. The replay number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 66924330. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC's clients of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


                                December 31,  September     June 30,
                                    2006       30, 2006       2006
                                (Unaudited)   (Unaudited) (Unaudited)
                                --------------------------------------

ASSETS

Cash and cash equivalents       $    91,782  $    66,844  $    53,849
Mortgage-Backed Securities, at
 fair value                      30,167,509   28,348,027   23,474,006
Agency debentures, at fair
 value                               49,500            -            -
Trading securities, at fair
 value                               18,365       23,409
Receivable for Mortgage-Backed
 Securities sold                    200,535        5,325            -
Accrued interest receivable         146,089      130,348      110,647
Receivable for advisory and
 service fees                         3,178        3,124        3,114
Intangible for customer
 relationships                       11,184       11,662       12,206
Goodwill                             22,966       22,966       22,966
Interest rate swaps, at fair
 value                                2,558            -      105,435
Other assets                          2,314        2,679        1,567
                                --------------------------------------

Total assets                    $30,715,980  $28,614,384  $23,783,790
                                ======================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements         $27,514,020  $24,901,420  $21,256,703
  Payable for Investment
   Securities purchased             338,172      942,871      607,789
  Trading securities sold, not
   yet purchased, at fair value      41,948       29,740            -
  Accrued interest payable           83,998       66,547       42,100
  Dividends payable                  39,016       30,403       21,322
  Other liabilities                       -            -            -
  Accounts payable and other
   liabilities                       18,816       13,367        6,979
  Interest rate swaps, at fair
   value                             20,179       30,333            -

                                --------------------------------------
Total liabilities                28,056,149   26,014,681   21,934,893
                                --------------------------------------

Minority interest in equity of
 consolidated affiliate               5,324        5,028        5,000
                                --------------------------------------

6.00% Series B Cumulative
 Convertible Preferred Stock:
 4,600,000 shares authorized,
 issued and outstanding at
 December 31, 2006, September
 30, 2006 and June 30, 2006         111,466      111,466      111,471
                                --------------------------------------

Stockholders' Equity:
7.875% Series A Cumulative
 Redeemable Preferred Stock:
 7,637,500 authorized,
 7,412,500 shares issued and
 outstanding                        177,088      177,088      177,088
Common stock: par value $.01
 per share; 500,000,000
 authorized, 205,345,591,
 204,845,591, 164,015,156,
 123,701,656 and 123,684,931,
 outstanding, respectively            2,053        2,048        1,640
 Additional paid-in capital       2,615,016    2,607,995    2,131,358
 Accumulated other
  comprehensive loss                (76,112)    (119,973)    (384,912)
 Accumulated deficit               (175,004)    (183,949)    (192,748)
                                --------------------------------------

Total stockholders' equity        2,543,041    2,483,209    1,732,426
                                --------------------------------------

Total liabilities, minority
 interest, Series B Cumulative
 Convertible Preferred Stock
 and stockholders' equity       $30,715,980  $28,614,384  $23,783,790
                                ======================================


                                              March 31,   December 31,
                                                 2006       2005 (1)
                                             (Unaudited)
                                             -------------------------

ASSETS

Cash and cash equivalents                    $     2,403  $     4,808
Mortgage-Backed Securities, at fair value     16,176,348   15,929,864
Agency debentures, at fair value                       -            -
Trading securities, at fair value
Receivable for Mortgage-Backed Securities
 sold                                            139,491       13,449
Accrued interest receivable                       75,092       71,340
Receivable for advisory and service fees           3,805        3,497
Intangible for customer relationships             13,851       15,183
Goodwill                                          22,966       23,122
Interest rate swaps, at fair value                36,470            -
Other assets                                       2,281        2,159
                                             -------------------------

Total assets                                 $16,472,707  $16,063,422
                                             =========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                      $14,629,883  $13,576,301
  Payable for Investment Securities purchased 354,312 933,051 Trading securities sold, not yet purchased,
   at fair value                                       -            -
  Accrued interest payable                        37,738       27,994
  Dividends payable                               13,607       12,368
  Other liabilities                                    -          305
  Accounts payable and other liabilities           3,238        8,837
  Interest rate swaps, at fair value                   -          543

                                             -------------------------
Total liabilities                             15,038,778   14,559,399
                                             -------------------------

Minority interest in equity of consolidated
 affiliate                                             -            -
                                             -------------------------

6.00% Series B Cumulative Convertible
 Preferred Stock: 4,600,000 shares
 authorized, issued and outstanding at
 December 31, 2006, September 30, 2006 and
 June 30, 2006                                         -            -
                                             -------------------------

Stockholders' Equity:
7.875% Series A Cumulative Redeemable
 Preferred Stock: 7,637,500 authorized,
 7,412,500 shares issued and outstanding         177,088      177,088
Common stock: par value $.01 per share;
 500,000,000 authorized, 205,345,591,
 204,845,591, 164,015,156, 123,701,656 and
 123,684,931, outstanding, respectively            1,237        1,237
 Additional paid-in capital                    1,679,904    1,679,452
 Accumulated other comprehensive loss           (249,459)    (207,117)
 Accumulated deficit                            (174,841)    (146,637)
                                             -------------------------

Total stockholders' equity                     1,433,929    1,504,023
                                             -------------------------

Total liabilities, minority interest, Series
 B Cumulative Convertible Preferred Stock and
 stockholders' equity                        $16,472,707  $16,063,422
                                             =========================


(1) Derived from the audited consolidated financial statements at December 31, 2005.




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)


                                     For the Quarters ending
                            December 31,  September 30,   June 30,
                                    2006          2006      2006
                            ------------------------------------------
Interest income             $    407,092  $    339,737  $    280,171

Interest expense                 349,302       295,726       242,473
                            ------------------------------------------

Net interest income               57,790        44,011        37,698
                            ------------------------------------------

Other income (loss)
 Investment advisory and
  service fees                     5,178         4,966         5,210
 Gain (loss) on sale of
  Mortgage-Backed
  Securities                       4,829          (446)       (1,239)
 Gain on termination of
  interest rate swaps              2,260         8,414             -
 Income from trading
  securities                       3,382           612             -
                            ------------------------------------------

  Total other income (loss)       15,649        13,546         3,971
                            ------------------------------------------

Expenses
 Distribution fees                   795           724           755
 General and administrative
  expenses                        12,219        11,682         8,985
                            ------------------------------------------

  Total expenses                  13,014        12,406         9,740
                            ------------------------------------------

Impairment of intangible
 for customer relationships            -             -         1,345
                            ------------------------------------------

Loss on other-than-
 temporarily impaired
 securities                        5,504             -        20,114
                            ------------------------------------------

Income (loss) before income
 taxes and minority
 interest                         54,921        45,151        10,470

Income taxes                       1,288         2,273         1,892
                            ------------------------------------------

Net income (loss) before
 minority interest                53,633        42,878         8,578

Minority interest                    296            28             -
                            ------------------------------------------

                            ------------------------------------------
Net income (loss)                 53,337        42,850         8,578
                            ------------------------------------------

                            ------------------------------------------
Dividend on preferred stock        5,373         5,373         5,163
                            ------------------------------------------

Net income available (loss
 related) to common
 shareholders               $     47,964  $     37,477  $      3,415
                            ==========================================

Net income (loss) per share
 available (related) to
 common shareholders:
 Basic                      $       0.23  $       0.21  $       0.02
                            ==========================================
 Diluted                    $       0.23  $       0.20  $       0.02
                            ==========================================

Weighted average number of
 shares outstanding:
 Basic                       205,092,330   181,767,106   158,632,865
                            ==========================================
 Diluted                     213,455,555   189,952,159   158,703,614
                            ==========================================

Net income (loss)           $     53,335  $     42,850  $      8,578
                            ------------------------------------------
Comprehensive income (loss)
 Unrealized gain (loss) on
  available-for-sale
  securities                      35,979       400,261      (225,771)
 Unrealized (loss) gain on
  interest rate swaps             14,971      (127,354)       68,965
 Reclassification
  adjustment for net
  (gains) losses included
  in net income or loss           (7,089)       (7,968)       21,353
                            ------------------------------------------
  Other comprehensive
   income (loss)                  43,861       264,939      (135,453)
                            ------------------------------------------
Comprehensive income (loss) $     97,196  $    307,789     ($126,875)
                            ==========================================

                                            For the Quarters ending
                                             March 31,   December 31,
                                               2006          2005
                                          ----------------------------
Interest income                            $    194,882  $    179,688

Interest expense                                167,512       165,766
                                          ----------------------------

Net interest income                              27,370        13,922
                                          ----------------------------

Other income (loss)
 Investment advisory and service fees             6,997         8,702
 Gain (loss) on sale of Mortgage-Backed
  Securities                                     (7,006)      (65,285)
 Gain on termination of interest rate
  swaps                                               -             -
 Income from trading securities                       -             -
                                          ----------------------------

  Total other income (loss)                          (9)      (56,583)
                                          ----------------------------

Expenses
 Distribution fees                                1,170         1,850
 General and administrative expenses              7,177         6,359
                                          ----------------------------

  Total expenses                                  8,347         8,209
                                          ----------------------------

Impairment of intangible for customer
 relationships                                    1,148             -
                                          ----------------------------

Loss on other-than-temporarily impaired
 securities                                      26,730        83,098
                                          ----------------------------

Income (loss) before income taxes and
 minority interest                               (8,864)     (133,968)

Income taxes                                      2,085         2,791
                                          ----------------------------

Net income (loss) before minority interest      (10,949)     (136,759)

Minority interest                                     -             -
                                          ----------------------------

                                          ----------------------------
Net income (loss)                               (10,949)     (136,759)
                                          ----------------------------

                                          ----------------------------
Dividend on preferred stock                       3,648         3,649
                                          ----------------------------

Net income available (loss related) to
 common shareholders                           ($14,597)    ($140,408)
                                          ============================

Net income (loss) per share available
 (related) to common shareholders:
 Basic                                           ($0.12)       ($1.14)
                                          ============================
 Diluted                                         ($0.12)       ($1.14)
                                          ============================

Weighted average number of shares
 outstanding:
 Basic                                      123,693,851   123,684,931
                                          ============================
 Diluted                                    123,693,851   123,684,931
                                          ============================

Net income (loss)                              ($10,949)    ($136,759)
                                          ----------------------------
Comprehensive income (loss)
 Unrealized gain (loss) on available-for-
  sale securities                              (113,091)      (50,402)
 Unrealized (loss) gain on interest rate
  swaps                                          37,013          (543)
 Reclassification adjustment for net
  (gains) losses included in net income or
  loss                                           33,736       148,383
                                          ----------------------------
  Other comprehensive income (loss)             (42,342)       97,438
                                          ----------------------------
Comprehensive income (loss)                    ($53,291)     ($39,321)
                                          ============================




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                        (dollars in thousands)

                                           For the twelve months ended
                                           December 31,  December 31,
                                                2006          2005 (1)
                                            (Unaudited)
                                           ---------------------------
Interest income                            $  1,221,882  $    705,046

Interest expense                              1,055,013       568,560
                                           ---------------------------

Net interest income                             166,869       136,486
                                           ---------------------------

Other income (loss)
  Investment advisory and service fees           22,351        35,625
  (Loss) gain on sale of Mortgage-Backed
   Securities                                    (3,862)      (53,238)
  Gain on termination of interest rate
   swaps                                         10,674             -
  Income from trading securities                  3,994             -
                                           ---------------------------

     Total other income (loss)                   33,157       (17,613)
                                           ---------------------------

Expenses
  Distribution fees                               3,444         8,000
  General and administrative expenses            40,063        26,278
                                           ---------------------------

     Total expenses                              43,507        34,278
                                           ---------------------------

  Impairment of intangible for customer
   relationships                                  2,493             -
                                           ---------------------------

  Loss on other-than-temporarily impaired
   securities                                    52,348        83,098
                                           ---------------------------

Income before income taxes and minority
 interest                                       101,678         1,497

Income taxes                                      7,538        10,744
                                           ---------------------------

Net income (loss) before minority interest       94,140        (9,247)

Minority interest                                   324             -

Net income (loss)                                93,816        (9,247)

Dividend on preferred stock                      19,557        14,593
                                           ---------------------------

Net income available (loss related) to
 common shareholders                             74,259      ($23,840)
                                           ===========================

Net income per share available (loss
 related) to common shareholders:
  Basic                                    $       0.44        ($0.19)
                                           ===========================
  Diluted                                  $       0.44        ($0.19)
                                           ===========================

Weighted average number of shares
 outstanding:
  Basic                                     167,666,631   122,475,032
                                           ===========================
  Diluted                                   167,746,387   122,475,032
                                           ===========================

Net income (loss)                          $     93,816       ($9,247)
                                           ---------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-
   sale securities                               91,873      (222,110)
  Unrealized loss on interest rate swap          (6,404)         (543)
  Reclassification adjustment for net
   losses included in net income                 45,536       136,336
                                           ---------------------------
  Other comprehensive income (loss)             131,005       (86,317)
                                           ---------------------------
 Comprehensive income (loss)               $    224,821      ($95,564)
                                           ===========================

(1) Derived from the audited consolidated financial statements at December 31, 2005




    CONTACT: Annaly Capital Management, Inc.
             Investor Relations
             1-888-8Annaly
             www.annaly.com